Seventeenth Amendment to Automatic YRT Reinsurance Agreement

("Seventeenth Amendment")

Reference is made to the Automatic YRT Reinsurance Agreement, dated effective [*], and identified as Treaty Number [*] (herein the "Agreement"), by and between RiverSource Life Insurance Company ("Ceding Company") and [*] ("Reinsurer"), as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment, the Twelfth Amendment, the Thirteenth Amendment, the Fourteenth Amendment, the Fifteenth Amendment and the Sixteenth Amendment to the Agreement, the Fifth Amendment to the Agreement, labeled General Amendment, increasing Ceding Company retention as of [*], and the General Amendment effective [*] ("Prior Amendments"). The undersigned parties hereby agree that the Agreement, as amended by the Prior Amendments, shall be and is hereby amended and incorporated as follows:

1.[*] Reinsurance premiums will be based on the new table shown in Schedule D-3. For the avoidance of doubt, the parties agree and acknowledge that: (i) There are no changes to Schedules D-1 and D-2; (ii) Coverage for all other previously reinsured plans under the Agreement for existing and new business remains in force in accordance with the terms of the Agreement as amended by the Prior Amendments, and (iii) Reinsurance premiums, reinsurance allowances and

Reinsurer's Percentage Share shall likewise remain unchanged for all previously reinsured plans.

2.[*]

[*]

Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Agreement as amended by the Prior Amendments. Except as expressly amended above, all other terms of the Agreement, as amended by the Prior Amendments, together with all exhibits and attachments thereto, remain in full force and effect. This Seventeenth Amendment is effective [*] upon execution by both of the undersigned parties. This Seventeenth Amendment is made in duplicate and executed below by authorized officers of both parties.

RiverSource Life Insurance Company	[*]

[*]

Exhibit B (Revised [*])

PLANS COVERED AND BINDING LIMITS

[*]

B-1

Exhibit D (Revised [*])

REINSURANCE PREMIUMS

[*]

Schedule D-3

[*]

D3-1